EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2016 and the states or jurisdictions in which they are organized. Each subsidiary is indented beneath its principal parent. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs Paris Inc. et Cie	France
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group UK Limited	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Goldman Sachs Group Holdings (U.K.) Limited	United Kingdom
Rothesay Life (Cayman) Limited	Cayman Islands
Broad Street Principal Investments International, Ltd.	Cayman Islands
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Asia Investing Holdings Pte. Ltd.	Singapore
Austreo Property Ventures Pty Ltd	Australia
Goldman Sachs Investments Holdings (Asia) Limited	Mauritius
GS (Asia) L.P.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
GSAM Holdings LLC	Delaware
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Asset Management International Holdings L.L.C.	Delaware
Goldman Sachs Asset Management Co., Ltd	Japan
Goldman Sachs Hedge Fund Strategies LLC	Delaware
GS Investment Strategies, LLC	Delaware
Goldman Sachs (Asia) Corporate Holdings L.L.C.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs Structured Products (Asia) Limited	Cayman Islands
Goldman Sachs (Asia) Finance	Mauritius
GS EMEA Funding Limited Partnership	United Kingdom
Goldman Sachs Holdings (Singapore) PTE. Ltd.	Singapore
J. Aron & Company (Singapore) PTE.	Singapore
Goldman Sachs (Singapore) PTE.	Singapore
Goldman Sachs Holdings ANZ Pty Limited	Australia
Goldman Sachs Financial Markets Pty Ltd	Australia
Goldman Sachs Australia Group Holdings Pty Ltd	Australia
Goldman Sachs Australia Capital Markets Limited	Australia
Goldman Sachs Australia Pty Ltd	Australia
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
GS Funding Europe IV Limited	United Kingdom
GS Funding Europe V Limited	United Kingdom

Name	State or Jurisdiction of Organization of Entity
GSSG Holdings LLC	Delaware
Goldman Sachs Specialty Lending Holdings, Inc.	Delaware
Special Situations Investing Group II, LLC	Delaware
GSFS Investments I Corp.	Delaware
ELQ Holdings (Del) LLC	Delaware
ELQ Holdings (UK) Ltd	United Kingdom
ELQ Investors VII Ltd	United Kingdom
GS Sapphire Holding Limited	United Kingdom
GS Sapphire Investment Limited	United Kingdom
GSG Athena S.A.R.L.	Luxembourg
ELQ Investors IX Ltd	United Kingdom
ELQ Investors II Ltd	United Kingdom
GS Diversified Funding LLC	Delaware
Hull Trading Asia Limited	Hong Kong
Goldman Sachs LLC	Mauritius
Goldman Sachs Venture LLC	Mauritius
MTGLQ Investors, L.P.	Delaware
ELQ Investors, LTD	United Kingdom
GS UK Funding Limited Partnership	United Kingdom
Broad Street Principal Investments Superholdco LLC	Delaware
Broad Street Principal Investments, L.L.C.	Delaware
Broad Street Principal Investments Holdings, L.P.	Delaware
GDG Redwood City Venture, LLC	Delaware
Elan Redwood City, LLC	Delaware
Broad Street Credit Holdings LLC	Delaware
GS Fund Holdings, L.L.C.	Delaware
Shoelane GP, L.L.C.	Delaware
Shoelane, L.P.	Delaware
Goldman Sachs do Brasil Banco Multiplo S/A	Brazil